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                                                                    Exhibit 99.1

                                 425 PARK AVENUE
                          NEW YORK, NEW YORK 10022-3598
                                 (212) 836-8000

                                September 9, 2005

TO: ALL FUNDS INVESTORS

     Re: SEC vs. IBF Collateralized Finance Corp. et al., No. 02-CV-5713 ("SEC
         Litigation") In re InterBank Funding Corp. et al., No. 02-41590 ("Chapter 11 Cases")

                               GENERAL BACKGROUND

          This letter is being sent in connection with the fourth distribution by IBF Fund Liquidating LLC ("Fund LLC"). You hold membership interests in Fund LLC by virtue of your prior investment in notes or bonds issued by IBF Collateralized Finance Corp. ("CFC") or IBF VI-Secured Lending Corp. ("SLC" and, with CFC, the "Funds"). At the request of the SEC, I am serving as trustee ("ICA Trustee") for the Funds under the Investment Company Act of 1940, and, in that capacity, am serving as the manager and liquidating agent of Fund LLC.

          On August 5, 2005, I sent a letter ("August 5 Letter") notifying you of the filing of the Third Interim Report Following Effective Date Of Joint Liquidating Plan With Respect To The Debtors ("Third Report") in the SEC Litigation. Copies of the Third Report (and the earlier two reports) are available at no cost for printing or downloading at www.ibffund.com or by sending a written request to Heath D. Rosenblat, Esq., Kaye Scholer LLP, 425 Park Avenue, New York, New York 10022. The August 5 Letter provided that, if approved by the District Court, the fourth distribution would be in the range of $4 million to $10 million, depending on whether US Mills was sold as scheduled in mid-August 2005. The sale of US Mills has not closed due to extended negotiations with the buyer and I am not prepared to postpone the distribution any longer and so Fund LLC is making an immediate distribution of $4 million, to be followed by another distribution of up to $6 million if and when US Mills is sold.

                                 INVESTOR CLAIMS

          As explained in prior letters, depending on when the original investment was made, an investor's claim falls into one of two categories - "Escrow Claims" (Plan Classes CFC-3 or SLC-3) and "Non-Escrow Claims" (Plan Classes CFC-4, CFC-5, SLC-4 or SLC-5). Those investors whose proceeds were received after December 14, 2001, and whose monies were deposited into the escrow account ("SEC Escrow") established pursuant to discussions with the SEC, hold Escrow Claims. The 286 investors who qualified as escrow claimants were specifically notified in January 2004; all other investors are non-escrow claimants.

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                                        2                      September 9, 2005


                            TREATMENT UNDER THE PLAN

          ESCROW CLAIMS. In December 2003, Escrow Claimants were mailed an initial distribution equal to roughly 58% of their investments, and were assigned their pro rata share of a five-year, $5 million promissory note payable by Fund LLC (which has since been repaid in full). They also received an Escrow Deficiency Claim (essentially a General Unsecured Claim in an amount equal to the difference between the amount of their original investment and the amounts they are projected to recover), and on account of their Escrow Deficiency Claims were assigned membership interests in Fund LLC.

          NON-ESCROW CLAIMS. Most investors hold Non-Escrow Claims. In December 2003, by operation of the Plan, Non-Escrow Claims were exchanged for a percentage ownership or "membership interest" in Fund LLC. You were sent a letter in January 2004, notifying you of the exchange and your membership interest.

                              PRESENT DISTRIBUTION

          Of this fourth distribution of $4,000,000, $3,777,465 (approximately 2.3% of their total claims) is being paid to Non-Escrow Claimants and $145,314 (approximately .59% of their total claims) to Escrow Claimants. With this distribution, as pursuant to the terms of the Plan, total recoveries to date to Non-Escrow Claimants is roughly $17,732,000 (10.8%) and to Escrow Claimants roughly $21,329,000 (79.6%).

          Please be reminded that if you originally purchased your notes or bonds through a qualified retirement account (e.g., 401K or IRA) or a trust account, your payment will be delivered to that account custodian or trustee along with a copy of this letter. Also, please note, your distribution will be subject to whatever restrictions there may be on your account.

                                  TAX REPORTING

          In February 2005, Fund LLC's, Radin Glass & Co., LLP (i.e., the Funds' former accountants) resigned and were replaced. Fund LLC's 2004 tax returns were filed and 2004 IRS Form K-1's were mailed to Fund LLC's members in late July and early August 2005.

                                        Yours Very Truly,


                                        /s/ Arthur J. Steinberg
                                        ----------------------------------------
                                        Arthur J. Steinberg, ICA Trustee